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                                                                    Exhibit 9(d)


                      SHAREHOLDER TRANSFER AGENCY AGREEMENT


          This Agreement is made this 19th day of February, 1993 by and between United States Trust Company of New York ("U.S. Trust"), a New York corporation, and Nuveen Premium Income Municipal Fund 4, Inc. (the "Fund"), a closed-end investment company incorporated under the laws of the state of Minnesota.


                                  I. SERVICES

          Commencing on February 19, 1993 and in accordance with procedures established from time to time by the Fund and U.S. Trust, U.S. Trust shall perform the (i) account maintenance services, (ii) mailing and reporting services, (iii) dividend and distribution payment services, (iv) dividend reinvestment plan services, and (v) recordkeeping services (collectively, the "Standard Services") in connection with the Fund's Common Stock, par value $.01 per share (the "Shares"), as more fully described herein.

          A. Account Maintenance Services. U.S. Trust shall perform transfer agent, registrar and other account maintenance services in connection with the Shares. Such services are composed of (i) registering Share transfers on the Fund's records of the holders of Shares (the "Shareholders") upon receipt of instructions from the transferor and documentation in proper form to effect a transfer of Shares; (ii) cancelling the certificates* representing such Shares, if any, and if so requested, countersigning, registering, issuing and mailing by insured first.


* All references to certificates will include book entry services.


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class mail new certificates for the same or a smaller whole number of Shares;
(iii) issuing replacement certificates in lieu of certificates which have been lost, stolen or destroyed upon receipt of a properly executed affidavit with respect to such loss, theft or destruction and a lost certificate bond in form satisfactory to U.S. Trust; (iv) combining certificates into large denominations; (v) maintaining stop-transfer orders, including placing and removing the same; (vi) processing new Shareholder accounts; (vii) posting address changes, and (viii) researching and responding to Shareholder inquiries. Shares will be transferred and new certificates issued in transfer upon surrender of the old certificates in form deemed by U.S. Trust to be properly endorsed for transfer accompanied by delivery of such documents as U.S. Trust may deem necessary to evidence the authority of the person making the transfer and payment of any applicable stock transfer taxes. U.S. Trust reserves the right to refuse to transfer shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it will require a signature guarantee by a commercial bank or trust company having its principal office or correspondent in the City of New York, by a member firm of a major stock exchange or by a guarantor previously approved by U.S. Trust.

          B. Mailing List and Reporting Services. Mailing list and reporting services provided to the Fund are composed of (i) annual preparation of a list of Shareholders owning Fund




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Shares, (ii) semi-annual distribution of a report to Shareholders, (iii) mailing proxies, (iv) receiving and tabulating proxies and mailing shareholder reports to current shareholders, (v) certifying share vote totals, (vi) assisting with Annual Meeting of Shareholders.

          C. Dividend and Distribution Payment Services.

          (1) Upon the declaration of any dividend or distribution payable either in Shares or cash, the Fund shall notify U.S. Trust in writing setting forth the date of payment (the "Payment Date") of such dividend or distribution, the record date as of which Shareholders entitled to payment thereof shall be determined (the "Record Date"), and the amount payable per Share to Shareholders of record as of the Record Date. In the case of dividends at regular intervals, such notification may be a standing notification setting forth the method of calculating such dividends and the Fund or its agent shall advise U.S. Trust of the amount of such dividend at the appropriate intervals. U.S. Trust shall notify the Fund and the entity then acting as the custodian (which entity may be U.S. Trust) for the portfolio securities and cash of the Fund (the "Custodian") of the amount of cash required to pay the dividend or distribution so that the Fund may instruct the Custodian to make sufficient funds available on or before the Payment Date. Upon receipt of such funds from the Custodian, U.S. Trust shall prepare and mail to Shareholders who are not participants in the DRP (as hereinafter defined in accordance





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with the terms of Section D), at their addresses as they appear on the records maintained by U.S. Trust or pursuant to any written order of a Shareholder on file with U.S. Trust, checks representing any dividends or distributions to which they are entitled, and an accompanying distribution statement.

          (2) In addition to the foregoing, dividend and distribution payment services are composed of (i) inserting an enclosure supplied by the Fund with each dividend or distribution check (all checks to be drawn on United States Trust Company of New York with good funds in-house on mailing date); (ii) replacing lost dividend checks; (iii) providing photocopies of cancelled checks when requested by Shareholders; (iv) reconciling paid and outstanding checks;
(v) coding as "undeliverable" certain accounts to suppress mailing of dividend checks to same; (vi) processing and recordkeeping of accumulated uncashed dividends; (vii) furnishing requested dividend and distribution information to Shareholders; and (viii) performing the following duties required by the Interest and Dividend Tax Compliance Act of 1983:

          - Withholding taxes from Shareholders who are not in compliance with its provisions;

          - Reconciling and reporting taxes withheld to the Internal Revenue Service, including complying with additional 1099 reporting requirements;

          - Responding to Shareholder inquiries regarding regulations promulgated pursuant to the Act;







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          -    Notifying Shareholders who have had taxes withheld of the
               procedures to be followed to curtail future withholding; and

          - Adjusting Shareholder account records to reflect subsequent compliance.

          D. Dividend Reinvestment Plan Service. (1) U.S. Trust will act as agent for Shareholders under the Dividend Reinvestment Plan (the "DRP"), a copy of which is attached hereto as Exhibit A.

          E. Record Keeping Services.

          (1) U.S. Trust shall keep records relating to the Standard Services to be performed hereunder, in such form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, U.S. Trust agrees that all such records prepared or maintained by U.S. Trust relating to the services to be performed by U.S. Trust hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 of said rules and made available in accordance with such section and rules. U.S. Trust shall forthwith upon the Fund's demand surrender promptly to the Fund and cease to retain in its files those records and documents created and maintained by U.S. Trust pursuant to this Agreement.

          (2) U.S. Trust and the Fund agree that all books, records, information and data pertaining to the business of the






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other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

          (3) In case of any requests or demands for the inspection of the Shareholder records of the Fund, U.S. Trust will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. U.S. Trust reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

                             II. SHARE CERTIFICATES

          The Fund shall supply U.S. Trust with sufficient blank Share certificates. Such blank Share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Fund, and shall bear the seal or a facsimile thereof of the Fund. Notwithstanding the death, resignation or removal of any officer of the Fund authorized to sign such share certificates, U.S. Trust may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Fund. U.S. Trust shall establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any,





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and for the preparation or use and for keeping account of such certificates and devices. U.S. Trust hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                             III. FEES AND EXPENSES

          For the services to be performed by U.S. Trust pursuant to this Agreement, the Fund shall pay to U.S. Trust all fees and expenses described herein:

          A. Shareholder Service Fee. The Fund shall pay U.S. Trust an annual service fee (the "Shareholder Service Fee") for each Shareholder account, as described more fully in Exhibit B hereto. For purposes of this Section A, a "Shareholder account" is an account holding at least a fraction of a Share. The Shareholder Service Fee is prorated and payable monthly based on the total number of accounts on the system on the last day of each month.

          B. Out-of-Pocket Expenses. The Fund agrees to reimburse U.S. Trust for any and all out of pocket expenses as described and listed in Exhibit "B".








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          C. Additional Services. The Fund may request additional processing, special reports, changes in its DRP, or other additional services. The Fund shall submit such requests for additional services in writing together with such specifications as may be reasonably required by U.S. Trust, and U.S. Trust shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request.

          D. Terms of Payment. All fees, out-of-pocket expenses, or additional charges of U.S. Trust shall be billed on a monthly basis and shall be due and payable within 15 days after receipt of the invoice. U.S. Trust will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month.

          E. Taxes. In addition to any other charges specified hereunder, the Fund shall pay any sales tax, use tax, transfer tax, excise tax, tariff, duty, or any other tax or payment in lieu thereof imposed by any governmental authority or agency as a direct result of the provision by U.S. Trust of goods or services hereunder, except for taxes based on U.S. Trust's net income.







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                       IV. REPRESENTATIONS AND WARRANTIES

          A. U.S. Trust. U.S. Trust represents and warrants to the Fund that:

          (1) It is a corporation duly organized and existing and in good standing under the laws of the State of New York as a trust company pursuant to
Article III of the New York Banking Law;

          (2) It is empowered under applicable laws and by its organization certificate and by-laws to enter into and perform this Agreement;

          (3) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

          (4) Its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of U.S. Trust;

          (5) It has and will continue to have access to necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

          B. The Fund. The Fund represents and warrants Trust that:

          (1) It is a corporation duly organized and in good standing under the laws of the State of Minnesota;

          (2) It is empowered under applicable laws and by its certificate or articles of incorporation and by-laws (the






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"Organizational Documents") to enter into and perform this Agreement;

          (3) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          (4) It is a closed-end investment company registered under the Investment Company Act of 1940, as amended;

          (5) Its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund; and

          (6) A registration statement on Form N-2 (including a prospectus), as amended, is currently effective and will remain effective, and all necessary filings under the securities laws of the states have been made.


                       V. DOCUMENTS FURNISHED BY THE FUND

          A. Initially Furnished Documents. The Fund has furnished to U.S. Trust the following documents:

          (1) A copy of the Organizational Documents of the Fund, attached hereto as Exhibit C;

          (2) A specimen certificate representing outstanding Shares in the form approved by the Board of the Fund, attached hereto as Exhibit D; and

          (3) Copies of the Fund's registration statement on Form N-2 as amended and declared effective by the Securities and Exchange Commission, attached hereto as Exhibit E.




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          B. Prospectively Furnished Documents. The Fund shall furnish the following documents upon request by U.S. Trust:

          (1) Copies of all amendments to the Organizational Documents of the Fund;

          (2) Copies of all post-effective amendments to the Fund's registration statement on Form N-2; and

          (3) Such other certificates, documents and opinions as U.S. Trust shall deem to be appropriate or necessary for the proper performance of its duties hereunder.

                              VI. INDEMNIFICATION

          A. Fund Indemnification Obligation. U.S. Trust shall not be responsible for, and the Fund shall indemnify and hold U.S. Trust harmless from any and all losses, damages, costs, charges, reasonable attorneys' fees, payments, expenses and liability arising out of or attributable to:

          (1) All actions of U.S. Trust or its agents or subcontractors required to be taken pursuant to this Agreement unless such actions are taken in bad faith or with negligence or willful misconduct;

          (2) The Fund's refusal or failure to comply with the terms of this Agreement, or the Fund's lack of good faith, negligence or willful misconduct, or the breach of any representation or warranty of the Fund hereunder;






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          (3) The reliance on or use by U.S. Trust or its agents or
subcontractors of information, records or documents which are received by U.S. Trust or its agents or subcontractors and furnished to it by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any other person or firm (other than U.S. Trust or its agents or subcontractors) on behalf of the Fund;

          (4) The reliance on, or the carrying out by U.S. Trust or its agents or subcontractors of, any instructions or requests of the Fund or recognition by U.S. Trust of any Share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar;

          (5) The offer or sale of Shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such Shares in such state.

          B. U.S. Trust Indemnification Obligation. U.S. Trust shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable attorney's fees, payments, expenses and liability arising out of or attributable to U.S. Trust's refusal or failure to comply with the






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terms of this Agreement, or U.S. Trust's lack of good faith, negligence or willful misconduct, or the breach of any representation or warranty of U.S. Trust hereunder.

          C. Claims. Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion and shall keep the other party advised with respect to all developments concerning such claim, but the failure to give such notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim but not to control such defense. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it, except with the indemnifying party's prior written consent.

          D. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes. U.S. Trust shall use all reasonable efforts to





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minimize the likelihood of all damage, loss of data, delays and errors resulting from uncontrollable events, and should such damage, loss of data, delays or errors occur, U.S. Trust shall use its reasonable efforts to mitigate the effects of such occurrence.



                           VII. TERM AND TERMINATION

          A. Notice. This Agreement shall remain in effect until terminated by either party, without penalty, upon 90 days' prior written notice.

          B. Breach. This Agreement may be terminated by either party if the other party is in material breach of this Agreement. In order to so terminate this Agreement, written notice shall be given to an officer of the other party of the non-breaching party's intention to terminate due to a failure to comply with, or breach of, a material term or condition of this Agreement. Said written notice shall specifically state the material term or condition claimed to be breached and shall provide at least 15 days in which to correct such alleged breach. If such breach is not corrected in the time period allowed, then the party giving notice may terminate this Agreement immediately, upon written notice.

          C. Expenses. Should this Agreement be terminated, all out-of-pocket expenses reasonably incurred by U.S. Trust in





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connection with the movement of records and materials to its successor or to the
Fund shall be borne by the Fund.


                          VIII. USE OF U.S. TRUST NAME

          The Fund shall not use U.S. Trust's name in any prospectus, Shareholder report, advertisement or other material relating to the Fund, other than for the purpose of merely identifying and describing the functions of U.S. Trust hereunder, in a manner not approved by U.S. Trust in writing prior to such use; provided, however, that U.S. Trust shall consent to all uses of its name required by the Securities and Exchange Commission, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case will such approval be unreasonably withheld.


                                 IX. ASSIGNMENT

          Except as hereunder provided, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. U.S. Trust may, with the Fund's consent, subcontract for the performance hereof with third parties, or subsidiaries or other affiliates of U.S. Trust; provided, however, that U.S. Trust shall be as fully responsible to the Fund for the acts and omissions of






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any subcontractor as it is for its own acts and omissions and shall be responsible for its choice of subcontractor.


                               X. CONFIDENTIALITY

          The information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, the Fund agrees that none of its directors, officers, employees, or agents, without the prior written consent of U.S. Trust, will divulge, furnish or make accessible to any third party, except as required by law or any regulatory authority or as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. The Fund agrees that it will limit access to the Agreement and such information to only those officers or employees with responsibilities for analyzing the Agreement, to its counsel, to such independent consultants hired expressly for the purpose of assisting in such analysis, and to governmental agencies. In addition, the Fund agrees that any persons to whom such information is properly disclosed shall be informed of the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately. The terms set forth in this Article X shall continue without termination.






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                               XI. MISCELLANEOUS

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute the entire Agreement between the parties hereto and supersede any prior oral or written Agreement with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written instrument executed by both parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.



UNITED STATES TRUST COMPANY                  NUVEEN PREMIUM INCOME
OF NEW YORK                                  MUNICIPAL FUND 4, INC.


By /s/ Donald B. Morton                      By /s/ Anna R. Kucinskis
   ---------------------------                  ---------------------------
Name   Donald B. Morton                      Name   Anna R. Kucinskis
      ------------------------                     ------------------------
Title  Vice President                        Title  Vice President
      ------------------------                     ------------------------






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                                                                       Exhibit A


                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.


             Terms and Conditions of the Dividend Reinvestment Plan



This Dividend Reinvestment Plan of Nuveen Premium Income Municipal Fund 4, Inc. (the "Fund") provides for reinvestment of Fund distributions, consisting of income dividends, returns of capital and capital gain distributions paid by the Fund, on behalf of Fund shareholders electing to participate in the Plan ("Participants") by United States Trust Company of New York ("U.S. Trust"), the Plan Agent, in accordance with the following terms:

1. U.S. Trust will act as Agent for Participants and will open an account for each Participant under the Dividend Reinvestment Plan in the same name as the Participant's shares are registered, and will put into effect for each Participant the distribution reinvestment option of the Plan as of the first record date for a distribution to shareholders after U.S. Trust receives the Participant's authorization so to do, either in writing duly executed by the Participant or by telephone notice satisfying such reasonable requirements as U.S. Trust and the Fund may agree.

2. Whenever the Fund declares a distribution payable in shares or cash at the option of the shareholders, each Participant shall take such distribution entirely in shares and U.S. Trust shall automatically receive such shares, including fractions, for the Participant's account, except in circumstances described in Paragraph 3 below. Except in such circumstances, the number of additional shares to be credited to each Participant's account shall be determined by dividing the dollar amount of the distribution payable on the Participant's shares by the current market price per share on the payable date for such distribution.

3. Should the net asset value per Fund share exceed the market price per share on the valuation date for a distribution payable in shares or in cash at the option of the shareholder, or should the Fund declare a distribution payable only in cash, each Participant shall take such distribution in cash and U.S. Trust shall apply the amount of such distribution (less each Participant's pro rata share of brokerage commissions incurred) to the purchase on the open market of shares of the Fund for the Participant's account. Such purchases will be made on or shortly after the payment date for such distribution, and in no event more than 30 days after such date except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of federal securities law.

4. For the purpose of this Plan, the market price of the Fund's shares on a particular date shall be the last sale price on the Exchange where it is traded on that date, or if there is no sale on such Exchange on that date, then the mean between the closing bid and asked quotations for such shares on such Exchange on such date.

5. Open-market purchases provided for above may be made on any securities exchange where the Fund's shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as U.S. Trust shall determine. Participants' funds held uninvested by U.S. Trust will not bear interest, and it is understood that, in any event, U.S. Trust shall have no liability in connection with any inability to purchase shares within 30 days after the initial date of such purchase as herein provided, or with the timing of any purchases affected. U.S. Trust shall have no responsibility as to the value of the Fund's shares acquired for Participants' accounts. U.S. Trust may commingle all Participants' amounts to be used for open-market purchases of Fund shares and the price per share allocable to each Participant in connection with such purchases shall be the average price (including brokerage commissions) of all Fund shares purchased by U.S. Trust as Agent.

6. U.S. Trust may hold each Participant's shares acquired pursuant to this Plan, together with the shares of other Participants, in non-certificated form in U.S. Trust's name or that of its nominee. U.S. Trust will forward to each Participant any proxy solicitation material and will vote any shares so held only in accordance with proxies returned to the Fund.

7. U.S. Trust will confirm to each Participant each acquisition made for the Participant's account as soon as practicable but not later than 60 days after the date thereof. U.S. Trust will deliver to any Participant upon request, without charge, a certificate or certificates for his full shares. Although a Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a share of the Fund, and distributions on fractional shares will be credited to the Participant's account, no certificates for a fractional share will be issued. In the event of termination of a Participant's account under the Plan, U.S. Trust will adjust for any such undivided fractional interest at the market value of the Fund's shares at the time of termination.

8. Any stock dividends or split shares distributed by the Fund on full and fractional shares held by U.S. Trust for a Participant will be credited to the Participant's account. In the event that the Fund makes available to its shareholders rights to purchase additional shares or other securities, the shares held for each Participant under the Plan will be added to other shares held by the Participant in calculating the number of rights to be issued to that Participant.

9. U.S. Trust's service fee for handling reinvestment of distributions pursuant hereto will be paid by the Fund. Participants will be charged their pro rata shares of brokerage commissions on all open market purchases.

10. Each Participant may terminate his account under the Plan by notifying U.S. Trust of his intent so to do, such notice to be provided either in writing duly executed by the Participant or by telephone in accordance with such reasonable requirements as U.S. Trust and the Fund may agree. Such termination will be effective immediately if notice is received by U.S. Trust not less than ten days prior to any distribution record date for the next succeeding distribution; otherwise such termination will be effective shortly after the investment of such distribution with respect to all subsequent distributions. The Plan may be terminated by the Fund or U.S. Trust upon at least 90 days prior notice. Upon any termination, U.S. Trust will cause a certificate or certificates for the full shares held for each Participant under the Plan and cash adjustment for any fraction to be delivered to the Participant without charge. If any Participant elects in advance of such termination to have U.S. Trust sell part or all of his shares, U.S. Trust is authorized to deduct from the proceeds a $2.50 fee plus the brokerage commissions incurred for the transaction.

11. These terms and conditions may be amended or supplemented by U.S. Trust or the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 90 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, U.S. Trust receives notice of the termination of such Participant's account under the Plan in accordance with the terms hereof. Any such amendment may include an appointment by U.S. Trust in its place and stead of a successor Agent under these terms and conditions. Upon any such appointment of any Agent for the purpose of receiving distributions, the Fund will be authorized to pay to such successor Agent, for each Participant's account, all dividends and distributions payable on shares of the Fund held in the Participant's name or under the Plan for retention or application by such successor Agent as provided in these terms and conditions.

12. U.S. Trust shall at all times act in good faith and agree to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by its negligence, bad faith or willful misconduct or that of its employees.

13. These terms and conditions shall be governed by the laws of the State of New York.

                                   EXHIBIT B




Shareholder Service Fee


          $8.00 Per Shareholder Account

          $ .50 Per Month Per Account in the Dividend Reinvestment Program

          $1.00 Per Certificate Issued During IPO Period

          $ .15 Per Certificate Issued After IPO Period




Note:  Fee does not include out-of-pocket expenses:

          Blank Certificates             Proxy
          Check Stock                    Forms/Stationery
          Postage                        Envelopes
          Telephone Expense